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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-32194.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Orange County, California
March 29, 2001